AGREEMENT AND PLAN OF
REORGANIZATION
      This AGREEMENT AND PLAN OF
REORGANIZATION (the "Agreement") is
made as of the 7th day of June, 2013, by and
among Pioneer Series Trust III, a Delaware
statutory trust, on behalf of its series, Pioneer
Fundamental Value Fund, with its principal
place of business at 60 State Street, Boston,
Massachusetts 02109, Pioneer Series Trust V, a
Delaware statutory trust, on behalf of its series,
Pioneer Disciplined Value Fund, with its
principal place of business at 60 State Street,
Boston, Massachusetts 02109, and, solely for
purposes of paragraph 9.2 hereof, Pioneer
Investment Management, Inc. ("Pioneer").
Pioneer Fundamental Value Fund and Pioneer
Disciplined Value Fund are sometimes referred
to collectively herein as the "Funds" and
individually as a "Fund."
      This Agreement is intended to constitute
a plan of a "reorganization" as defined in
Section 368(a) of the United States Internal
Revenue Code of 1986, as amended (the
"Code"), and the Treasury Regulations
thereunder.  The reorganization (the
"Reorganization") will consist of (1) the
transfer of all of the assets of Pioneer
Disciplined Value Fund to Pioneer Fundamental
Value Fund solely in exchange for (A) the
issuance of Class A, Class C and Class Y shares
of beneficial interest of Pioneer Fundamental
Value Fund (collectively, the "Fundamental
Value Fund Shares" and each, a
"Fundamental Value Fund Share") to Pioneer
Disciplined Value Fund, and (B) the assumption
by Pioneer Fundamental Value Fund of all of
the liabilities of Pioneer Disciplined Value Fund
on the closing date of the Reorganization (the
"Closing Date"), and (2) the distribution by
Pioneer Disciplined Value Fund, on or promptly
after the Closing Date as provided herein, of the
Fundamental Value Fund Shares to the
shareholders of Pioneer Disciplined Value Fund
in complete liquidation of Pioneer Disciplined
Value Fund, all upon the terms and conditions
hereinafter set forth in this Agreement.  The
parties hereby adopt this Agreement as a "plan
of reorganization" within the meaning of
Treasury Regulations Sections 1.368-2(g) and
1.368-3(a).
      WHEREAS, Pioneer Series Trust III
and Pioneer Series Trust V are each registered
investment companies classified as management
companies of the open-end type.
      WHEREAS, Pioneer Fundamental
Value Fund is authorized to issue shares of
beneficial interest.
      WHEREAS, the Board of Trustees of
each of Pioneer Series Trust III and Pioneer
Series Trust V have determined that the
Reorganization is in the best interests of Pioneer
Fundamental Value Fund shareholders and
Pioneer Disciplined Value Fund shareholders,
respectively, and is not dilutive of the interests
of those shareholders.
      NOW, THEREFORE, in consideration
of the premises of the covenants and agreements
hereinafter set forth, the parties hereto covenant
and agree as follows:
1.	TRANSFER OF ASSETS OF
PIONEER DISCIPLINED VALUE
FUND IN EXCHANGE FOR
SHARES OF PIONEER
FUNDAMENTAL VALUE FUND
AND ASSUMPTION OF THE
ASSUMED LIABILITIES;
LIQUIDATION AND
TERMINATION OF PIONEER
DISCIPLINED VALUE FUND.
      1.1	Subject to the terms and
conditions herein set forth and on the basis of
the representations and warranties contained
herein, Pioneer Disciplined Value Fund will
transfer all of its assets as set forth in Paragraph
1.2 (the "Disciplined Value Fund Assets") to
Pioneer Fundamental Value Fund free and clear
of all liens and encumbrances (other than those
arising under the Securities Act of 1933, as
amended (the "Securities Act"), liens for taxes
not yet due and contractual restrictions on the
transfer of the Disciplined Value Fund Assets)
and Pioneer Fundamental Value Fund agrees in
exchange therefor: (i) to issue to Pioneer
Disciplined Value Fund the number of
Fundamental Value Fund Shares, including
fractional Fundamental Value Fund Shares, of
each class with an aggregate net asset value
("NAV") equal to the NAV of Pioneer
Disciplined Value Fund attributable to the
corresponding class of Pioneer Disciplined
Value Fund's shares, as determined in the
manner set forth in Paragraphs 2.1 and 2.2; and
(ii) to assume all of the liabilities and
obligations of Pioneer Disciplined Value Fund,
whether accrued or contingent, known or
unknown, existing at the Closing Date
(collectively, the "Assumed Liabilities").  Such
transactions shall take place at the Closing (as
defined in Paragraph 3.1 below).
      1.2	(a)	The Disciplined Value
Fund Assets shall consist of all of Pioneer
Disciplined Value Fund's property, including,
without limitation, all portfolio securities and
instruments, dividends and interest receivables,
cash, goodwill, contractual rights and choses in
action of Pioneer Disciplined Value Fund or
Pioneer Series Trust V in respect of Pioneer
Disciplined Value Fund, all other intangible
property owned by Pioneer Disciplined Value
Fund, originals or copies of all books and
records of Pioneer Disciplined Value Fund, and
all other assets of Pioneer Disciplined Value
Fund on the Closing Date.  Pioneer
Fundamental Value Fund shall also be entitled
to receive copies of all records that Pioneer
Disciplined Value Fund is required to maintain
under the Investment Company Act of 1940, as
amended (the "Investment Company Act"),
and the rules of the Securities and Exchange
Commission (the "Commission") promulgated
thereunder to the extent such records pertain to
Pioneer Disciplined Value Fund.
            (b)	Pioneer Disciplined
Value Fund has provided Pioneer Fundamental
Value Fund with a list of all of Pioneer
Disciplined Value Fund's securities and other
assets as of the date of execution of this
Agreement, and Pioneer Fundamental Value
Fund has provided Pioneer Disciplined Value
Fund with a copy of the current fundamental
investment policies and restrictions and fair
value procedures applicable to Pioneer
Fundamental Value Fund.  Pioneer Disciplined
Value Fund reserves the right to sell any of such
securities or other assets before the Closing
Date (except to the extent sales may be limited
by representations of Pioneer Disciplined Value
Fund contained herein or in the Disciplined
Value Fund Tax Representation Certificate (as
defined below) and made in connection with the
issuance of the tax opinion provided for in
Paragraph 8.4 hereof) and agrees not to acquire
any portfolio security that is not an eligible
investment for, or that would violate an
investment policy or restriction of, Pioneer
Fundamental Value Fund.
      1.3	Pioneer Disciplined Value Fund
will endeavor to discharge all of its known
liabilities and obligations that are or will
become due prior to the Closing.
      1.4	On or as soon after the Closing
Date as is conveniently practicable (the
"Liquidation Date"), Pioneer Series Trust V
shall liquidate Pioneer Disciplined Value Fund
and distribute pro rata to its shareholders of
record, determined as of the close of regular
trading on the New York Stock Exchange on the
Closing Date (the "Disciplined Value Fund
Shareholders"), the Fundamental Value Fund
Shares received by Pioneer Disciplined Value
Fund pursuant to Paragraph 1.1 hereof.  Each
Disciplined Value Fund Shareholder shall
receive the number of full and fractional
Fundamental Value Fund Shares of the class
corresponding to the class of shares of
beneficial interest in Pioneer Disciplined Value
Fund (the "Disciplined Value Fund Shares")
held by such Disciplined Value Fund
Shareholder that have an aggregate NAV equal
to the aggregate NAV of the Disciplined Value
Fund Shares held of record by such Disciplined
Value Fund Shareholder on the Closing Date.
Such liquidation and distribution will be
accomplished by Pioneer Series Trust V
instructing Pioneer Series Trust III to transfer
the Fundamental Value Fund Shares then
credited to the account of Pioneer Disciplined
Value Fund on the books of Pioneer
Fundamental Value Fund to open accounts on
the share records of Pioneer Fundamental Value
Fund established and maintained by Pioneer
Fundamental Value Fund's transfer agent in the
names of the Disciplined Value Fund
Shareholders and representing the respective pro
rata number of the Fundamental Value Fund
Shares due the Disciplined Value Fund
Shareholders.  Pioneer Series Trust V shall
promptly provide Pioneer Series Trust III with
evidence of such liquidation and distribution.
All issued and outstanding Disciplined Value
Fund Shares will simultaneously be cancelled
on the books of Pioneer Disciplined Value
Fund, and Pioneer Disciplined Value Fund will
be dissolved.  Pioneer Fundamental Value Fund
shall not issue certificates representing the
Fundamental Value Fund Shares in connection
with such exchange.
      1.5	Ownership of Fundamental
Value Fund Shares will be shown on the books
of Pioneer Fundamental Value Fund's transfer
agent.  Any certificates representing ownership
of Disciplined Value Fund Shares that remain
outstanding on the Closing Date shall be
deemed to be cancelled and shall no longer
evidence ownership of Disciplined Value Fund
Shares.
      1.6	Any transfer taxes payable upon
issuance of Fundamental Value Fund Shares in
a name other than the registered holder of the
Disciplined Value Fund Shares on the books of
Pioneer Disciplined Value Fund as of that time
shall, as a condition of such issuance and
transfer, be paid by the person to whom such
Fundamental Value Fund Shares are to be
issued and transferred.
      1.7	Any reporting responsibility of
Pioneer Series Trust V with respect to Pioneer
Disciplined Value Fund for periods ending on or
before the Closing Date, including, but not
limited to, the responsibility for filing of
regulatory reports, or other documents with the
Commission, any state securities commissions,
and any federal, state or local tax authorities or
any other relevant regulatory authority, is and
shall remain the responsibility of Pioneer
Disciplined Value Fund.
2.	VALUATION
      2.1	The NAV per share of each class
of the Fundamental Value Fund Shares and the
NAV per share of each class of Pioneer
Disciplined Value Fund shall, in each case, be
determined as of the close of regular trading on
the New York Stock Exchange (generally, 4:00
p.m., Eastern time) on the Closing Date (the
"Valuation Time").  Pioneer shall compute the
NAV per Fundamental Value Fund Share in the
manner set forth in Pioneer Series Trust III's
Agreement and Declaration of Trust (the
"Declaration"), or By-Laws, and Pioneer
Series Trust III's then-current prospectus and
statement of additional information.  Pioneer
shall compute the NAV per share of Pioneer
Disciplined Value Fund in the manner set forth
in Pioneer Series Trust V's Agreement and
Declaration of Trust, or By-Laws, and Pioneer
Disciplined Value Fund's then-current
prospectus and statement of additional
information.  Pioneer shall confirm to Pioneer
Fundamental Value Fund the NAV of Pioneer
Disciplined Value Fund.
      2.2	The number of shares of each
class of Fundamental Value Fund Shares to be
issued (including fractional shares, if any) in
exchange for the Disciplined Value Fund Assets
and the assumption of the Assumed Liabilities
shall be determined by Pioneer by dividing the
NAV of Pioneer Disciplined Value Fund
attributable to each class of Pioneer Disciplined
Value Fund's shares, as determined in
accordance with Paragraph 2.1, by the NAV of a
Fundamental Value Fund Share of the
corresponding class, as determined in
accordance with Paragraph 2.1.
      2.3	Pioneer Fundamental Value Fund
and Pioneer Disciplined Value Fund shall cause
Pioneer to deliver a copy of its valuation report
to the other party at Closing (as defined in
Paragraph 3.1).  All computations of value shall
be made by Pioneer or its agents in accordance
with its regular practice as pricing agent for
Pioneer Fundamental Value Fund and Pioneer
Disciplined Value Fund.
3.	CLOSING AND CLOSING DATE
      3.1	The Closing Date shall be June 7,
2013, or such other earlier or later date as the
parties may agree.  All acts necessary to
consummate the Reorganization (the "Closing")
shall be deemed to take place simultaneously as
of 5:00 p.m. (Eastern time) on the Closing Date
unless otherwise agreed by the parties.  The
Closing shall be held at the offices of Bingham
McCutchen LLP, One Federal Street, Boston,
Massachusetts, or at such other place as the
parties may agree.
      3.2	Portfolio securities that are held
other than in book-entry form in the name of
Brown Brothers Harriman & Co. (the
"Disciplined Value Fund Custodian") as
record holder for Pioneer Disciplined Value
Fund shall be presented by Pioneer Disciplined
Value Fund to Brown Brothers Harriman & Co.
(the "Fundamental Value Fund Custodian")
for examination no later than three (3) business
days preceding the Closing Date.  Such portfolio
securities shall be delivered by Pioneer
Disciplined Value Fund to the Fundamental
Value Fund Custodian for the account of
Pioneer Fundamental Value Fund on the
Closing Date, duly endorsed in proper form for
transfer, in such condition as to constitute good
delivery thereof in accordance with the custom
of brokers, and shall be accompanied by all
necessary federal and state stock transfer stamps
or a check for the appropriate purchase price
thereof.  Portfolio securities held of record by
the Disciplined Value Fund Custodian in book-
entry form on behalf of Pioneer Disciplined
Value Fund shall be delivered by the
Disciplined Value Fund Custodian through the
Depository Trust Company to the Fundamental
Value Fund Custodian and by the Fundamental
Value Fund Custodian recording the beneficial
ownership thereof by Pioneer Fundamental
Value Fund on the Fundamental Value Fund
Custodian's records.  Any cash shall be
delivered by the Disciplined Value Fund
Custodian transmitting immediately available
funds by wire transfer to the Fundamental Value
Fund Custodian the cash balances maintained by
the Disciplined Value Fund Custodian and the
Fundamental Value Fund Custodian crediting
such amount to the account of Pioneer
Fundamental Value Fund.
      3.3	The Fundamental Value Fund
Custodian shall deliver within one business day
after the Closing a certificate of an authorized
officer stating that: (a) the Disciplined Value
Fund Assets have been delivered in proper form
to Pioneer Fundamental Value Fund on the
Closing Date, and (b) all necessary transfer
taxes including all applicable federal and state
stock transfer stamps, if any, have been paid, or
provision for payment has been made in
conjunction with the delivery of portfolio
securities as part of the Disciplined Value Fund
Assets.
      3.4	If on the Closing Date (a) the
New York Stock Exchange is closed to trading
or trading thereon shall be restricted or (b)
trading or the reporting of trading on such
exchange or elsewhere is disrupted so that
accurate appraisal of the NAV of the
Fundamental Value Fund Shares or Pioneer
Disciplined Value Fund pursuant to Paragraph
2.1 is impracticable (in the judgment of the
Board of Pioneer Series Trust III with respect to
Pioneer Fundamental Value Fund and the Board
of Pioneer Series Trust V with respect to
Pioneer Disciplined Value Fund), the Closing
Date shall be postponed until the first business
day after the day when trading shall have been
fully resumed and reporting shall have been
restored or such later date as may be mutually
agreed in writing by an authorized officer of
each party.
      3.5	Pioneer Disciplined Value Fund
shall deliver at the Closing a list of the names,
addresses, federal taxpayer identification
numbers and backup withholding and
nonresident alien withholding statuses and
certificates of the Disciplined Value Fund
Shareholders and the number and percentage
ownership of outstanding Disciplined Value
Fund Shares owned by each Disciplined Value
Fund Shareholder as of the Valuation Time,
certified by the President or Vice President or a
Secretary or Assistant Secretary of Pioneer
Series Trust V and its Treasurer, Secretary or
other authorized officer (the "Shareholder
List") as being an accurate record of the
information (a) provided by the Disciplined
Value Fund Shareholders, (b) provided by the
Disciplined Value Fund Custodian, or (c)
derived from Pioneer Series Trust V's records
by such officers or one of Pioneer Series Trust
V's service providers.  Pioneer Fundamental
Value Fund shall issue and deliver to Pioneer
Disciplined Value Fund a confirmation
evidencing the Fundamental Value Fund Shares
to be credited on the Closing Date, or provide
evidence satisfactory to Pioneer Disciplined
Value Fund that such Fundamental Value Fund
Shares have been credited to Pioneer
Disciplined Value Fund's account on the books
of Pioneer Fundamental Value Fund.  At the
Closing, each party shall deliver to the other
such bills of sale, checks, assignments, stock
certificates, receipts or other documents as such
other party or its counsel may reasonably
request.
4.	REPRESENTATIONS AND
WARRANTIES
      4.1	Except as set forth on Schedule
4.1 of this Agreement, Pioneer Series Trust V,
on behalf of Pioneer Disciplined Value Fund,
represents, warrants and covenants to Pioneer
Fundamental Value Fund as follows:
            (a)	Pioneer Disciplined
Value Fund is a series of Pioneer Series Trust V.
Pioneer Series Trust V is a statutory trust validly
existing and in good standing under the laws of
the State of Delaware and has the power to own
all of its properties and assets and to perform its
obligations under this Agreement.  Pioneer
Disciplined Value Fund is not required to
qualify to do business in any jurisdiction in
which it is not so qualified or where failure to
qualify would subject it to any material liability
or disability. Pioneer Disciplined Value Fund
has all necessary federal, state and local
authorizations to own all of its properties and
assets and to carry on its business as now being
conducted;
            (b)	Pioneer Series Trust V is
a registered investment company classified as a
management company of the open-end type, and
its registration with the Commission as an
investment company under the Investment
Company Act is in full force and effect;
            (c)	Pioneer Series Trust V is
not in violation of, and the execution and
delivery of this Agreement and the performance
of its obligations under this Agreement on
behalf of Pioneer Disciplined Value Fund will
not result in a material violation of, any
provision of Pioneer Series Trust V's
Declaration or By-Laws or any material
agreement, indenture, instrument, contract, lease
or other undertaking with respect to Pioneer
Disciplined Value Fund to which Pioneer Series
Trust V, on behalf of Pioneer Disciplined Value
Fund, is a party or by which Pioneer Disciplined
Value Fund or any of its assets are bound;
            (d)	No litigation or
administrative proceeding or investigation of or
before any court or governmental body is
currently pending or to its knowledge threatened
against Pioneer Disciplined Value Fund or any
of Pioneer Disciplined Value Fund's properties
or assets that, if adversely determined, would
materially and adversely affect its financial
condition or the conduct of Pioneer Disciplined
Value Fund's business.  Pioneer Disciplined
Value Fund is not a party to or subject to the
provisions of any order, decree or judgment of
any court or governmental body which
materially adversely affects Pioneer Disciplined
Value Fund's business or its ability to
consummate the transactions contemplated
herein or would be binding upon Pioneer
Fundamental Value Fund as the successor to
Pioneer Disciplined Value Fund;
            (e)	All material contracts or
other commitments of Pioneer Disciplined
Value Fund (other than this Agreement or
agreements for the purchase and sale of
securities entered into in the ordinary course of
business and consistent with its obligations
under this Agreement) will terminate at or prior
to the Closing Date and no such termination will
result in liability to Pioneer Disciplined Value
Fund (or Pioneer Fundamental Value Fund);
            (f)	The Statement of Assets
and Liabilities of Pioneer Disciplined Value
Fund, and the related Statements of Operations
and Changes in Net Assets, as of and for the
fiscal year ended August 31, 2012, have been
audited by Ernst & Young LLP, independent
registered public accounting firm, and are in
accordance with generally accepted accounting
principles ("GAAP") consistently applied and
fairly reflect, in all material respects, the
financial condition of Pioneer Disciplined Value
Fund as of such date and the results of its
operations for the period then ended, and all
known liabilities, whether actual or contingent,
of Pioneer Disciplined Value Fund as of the date
thereof are disclosed therein.  The Statement of
Assets and Liabilities will be in accordance with
GAAP consistently applied and will fairly
reflect, in all material respects, the financial
condition of Pioneer Disciplined Value Fund as
of such date and the results of its operations for
the period then ended.  Except for the Assumed
Liabilities, Pioneer Disciplined Value Fund will
not have any known or contingent liabilities on
the Closing Date.  No significant deficiency,
material weakness, fraud, significant change or
other factor that could significantly affect the
internal controls of Pioneer Disciplined Value
Fund has been disclosed or is required to be
disclosed in Pioneer Disciplined Value Fund's
reports on Form N-CSR to enable the chief
executive officer and chief financial officer or
other officers of Pioneer Series Trust V to make
the certifications required by the Sarbanes-
Oxley Act, and no deficiency, weakness, fraud,
change, event or other factor exists with respect
to Pioneer Disciplined Value Fund that will be
required to be disclosed in Pioneer Disciplined
Value Fund's Form N-CSR after the Closing
Date;
            (g)	Since the most recent
fiscal year end, except as specifically disclosed
in Pioneer Disciplined Value Fund's prospectus
or its statement of additional information as in
effect on the date of this Agreement, or its semi-
annual report for the six-month period ended
February 28, 2013, there has not been any
material adverse change in Pioneer Disciplined
Value Fund's financial condition, assets,
liabilities, business or prospects, or any
incurrence by Pioneer Disciplined Value Fund
of indebtedness, except for normal contractual
obligations incurred in the ordinary course of
business or in connection with the settlement of
purchases and sales of portfolio securities.  For
the purposes of this subparagraph (g) (but not
for any other purpose of this Agreement), a
decline in NAV per Disciplined Value Fund
Share arising out of its normal investment
operations or a decline in market values of
securities in Pioneer Disciplined Value Fund's
portfolio, a decline in net assets of Pioneer
Disciplined Value Fund as a result of
redemptions or the discharge of Pioneer
Disciplined Value Fund's liabilities shall not
constitute a material adverse change;
            (h)	Pioneer Disciplined
Value Fund is a separate series of Pioneer Series
Trust V treated as a separate corporation from
each other series of Pioneer Series Trust V
under Section 851(g) of the Code.  For each
taxable year of its existence, including the
taxable year ending on the Closing Date,
Pioneer Disciplined Value Fund has had in
effect an election to be treated as a "regulated
investment company" under Subchapter M of
the Code, has satisfied or will satisfy all of the
requirements of Subchapter M of the Code for
treatment as a regulated investment company,
and has been or will be eligible to compute its
federal income tax under Section 852 of the
Code.
            (i)	All issued and
outstanding Disciplined Value Fund Shares are,
and at the Closing Date will be, legally issued
and outstanding, fully paid and nonassessable
by Pioneer Disciplined Value Fund.  All of the
issued and outstanding Disciplined Value Fund
Shares will, at the time of Closing, be held of
record by the persons and in the amounts set
forth in the Shareholder List submitted to
Pioneer Fundamental Value Fund pursuant to
Paragraph 3.5 hereof.  Pioneer Disciplined
Value Fund does not have outstanding any
options, warrants or other rights to subscribe for
or purchase any Disciplined Value Fund Shares,
nor is there outstanding any security convertible
into any Disciplined Value Fund Shares;
            (j)	At the Closing Date,
Pioneer Disciplined Value Fund will have good
and marketable title to the Disciplined Value
Fund Assets, and full right, power and authority
to sell, assign, transfer and deliver the
Disciplined Value Fund Assets to Pioneer
Fundamental Value Fund, and, upon delivery
and payment for the Disciplined Value Fund
Assets, Pioneer Fundamental Value Fund will
acquire good and marketable title thereto,
subject to no restrictions on the full transfer
thereof, except such restrictions as might arise
under the Securities Act;
            (k)	Pioneer Series Trust V
has the trust power and authority, on behalf of
Pioneer Disciplined Value Fund, to enter into
and perform its obligations under this
Agreement.  The execution, delivery and
performance of this Agreement have been duly
authorized by all necessary action on the part of
Pioneer Series Trust V's Board of Trustees, and,
assuming due authorization, execution and
delivery by Pioneer Series Trust V, on behalf of
Pioneer Disciplined Value Fund, this Agreement
will constitute a valid and binding obligation of
Pioneer Series Trust V, on behalf of Pioneer
Disciplined Value Fund, enforceable in
accordance with its terms, subject as to
enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws
relating to or affecting creditors' rights and to
general equity principles;
            (l)	The information to be
furnished by Pioneer Series Trust V, on behalf
of Pioneer Disciplined Value Fund, to Pioneer
Fundamental Value Fund for use in applications
for orders, registration statements and other
documents which may be necessary in
connection with the transactions contemplated
hereby and any information necessary to
compute the total return of Pioneer Disciplined
Value Fund shall be accurate and complete in all
material respects and shall comply in all
material respects with federal securities and
other laws and regulations applicable thereto or
the requirements of any form for which its use is
intended, and shall not contain any untrue
statement of a material fact or omit to state a
material fact necessary to make the information
provided not misleading;
            (m)	No consent, approval,
authorization or order of or filing with any court
or governmental authority is required for the
execution of this Agreement or the
consummation of the transactions contemplated
by this Agreement by Pioneer Series Trust V or
Pioneer Disciplined Value Fund, except such as
may be required under the Securities Act, the
Securities Exchange Act of 1934, as amended
(the "Exchange Act"), the Investment
Company Act and the rules and regulations of
the Commission thereunder, state securities laws
and the Hart-Scott-Rodino Act;
            (n)	The provisions of Pioneer
Series Trust V's Declaration, Pioneer Series
Trust V's By-Laws and Delaware law do not
require the shareholders of Pioneer Disciplined
Value Fund to approve this Agreement or the
transactions contemplated herein in order for
Pioneer Series Trust V or Pioneer Disciplined
Value Fund to consummate the transactions
contemplated herein;
            (o)	All of the issued and
outstanding Disciplined Value Fund Shares
have been offered for sale and sold in
compliance in all material respects with all
applicable federal and state securities laws,
except as may have been previously disclosed in
writing to Pioneer Fundamental Value Fund;
            (p)	The current prospectus
and statement of additional information of
Pioneer Disciplined Value Fund and any
amendments or supplements thereto did not as
of their dates or the dates of their distribution to
the public contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances in which such statements were
made, not materially misleading;
            (q)	Pioneer Disciplined
Value Fund currently complies in all material
respects with the requirements of, and the rules
and regulations under, the Investment Company
Act, the Securities Act, the Exchange Act, state
"Blue Sky" laws and all other applicable federal
and state laws or regulations.  Pioneer
Disciplined Value Fund currently complies in
all material respects with all investment
objectives, policies, guidelines and restrictions
and any compliance procedures established by
Pioneer Series Trust V with respect to Pioneer
Disciplined Value Fund.  All advertising and
sales material currently used by Pioneer
Disciplined Value Fund complies in all material
respects with the applicable requirements of the
Securities Act, the Investment Company Act,
the rules and regulations of the Commission
promulgated thereunder, and, to the extent
applicable, the Conduct Rules of the Financial
Industry Regulatory Authority ("FINRA") and
any applicable state regulatory authority.  All
registration statements, prospectuses, reports,
proxy materials or other filings required to be
made or filed with the Commission, FINRA or
any state securities authorities used by Pioneer
Disciplined Value Fund during the three (3)
years prior to the date of this Agreement have
been duly filed and have been approved or
declared effective, if such approval or
declaration of effectiveness is required by law.
Such registration statements, prospectuses,
reports, proxy materials and other filings under
the Securities Act, the Exchange Act and the
Investment Company Act (i) are or were in
compliance in all material respects with the
requirements of all applicable statutes and the
rules and regulations thereunder and (ii) do not
or did not contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances in which they were made, not
false or misleading;
            (r)	Neither Pioneer
Disciplined Value Fund nor, to the knowledge
of Pioneer Disciplined Value Fund, any
"affiliated person" of Pioneer Disciplined Value
Fund has been convicted of any felony or
misdemeanor, described in Section 9(a)(1) of
the Investment Company Act, nor, to the
knowledge of Pioneer Disciplined Value Fund,
has any affiliated person of Pioneer Disciplined
Value Fund been the subject, or presently is the
subject, of any proceeding or investigation with
respect to any disqualification that would be a
basis for denial, suspension or revocation of
registration as an investment adviser under
Section 203(e) of the Investment Advisers Act
of 1940, as amended (the "Investment
Advisers Act"), or Rule 206(4)-4(b) thereunder
or of a broker-dealer under Section 15 of the
Exchange Act, or for disqualification as an
investment adviser, employee, officer or
director of an investment company under
Section 9 of the Investment Company Act; and
            (s)	The tax representation
certificate to be delivered by Pioneer Series
Trust V, on behalf of Pioneer Disciplined Value
Fund, to Bingham McCutchen LLP at the
Closing pursuant to Paragraph 7.4 (the
"Disciplined Value Fund Tax Representation
Certificate") will not on the Closing Date
contain any untrue statement of a material fact
or omit to state a material fact necessary to
make the statements therein not misleading.
      4.2	Except as set forth on Schedule
4.2 of this Agreement, Pioneer Series Trust III,
on behalf of Pioneer Fundamental Value Fund,
represents, warrants and covenants to Pioneer
Disciplined Value Fund, as follows:
            (a)	Pioneer Fundamental
Value Fund is a series of Pioneer Series Trust
III.  Pioneer Series Trust III is a statutory trust
validly existing and in good standing under the
laws of the State of Delaware.  Pioneer Series
Trust III has the power to own all of its
properties and assets and to perform its
obligations under this Agreement.  Pioneer
Fundamental Value Fund is not required to
qualify to do business in any jurisdiction in
which it is not so qualified or where failure to
qualify would subject it to any material liability
or disability.  Pioneer Fundamental Value Fund
has all necessary federal, state and local
authorizations to own all of its properties and
assets and to carry on its business as now being
conducted;
            (b)	Pioneer Series Trust III is
a registered investment company classified as a
management company of the open-end type, and
its registration with the Commission as an
investment company under the Investment
Company Act is in full force and effect;
            (c)	The current prospectus
and statement of additional information of
Pioneer Fundamental Value Fund and any
amendment or supplement thereto, conform or
conformed at the time of their distribution to the
public in all material respects to the applicable
requirements of the Securities Act and the
Investment Company Act and the rules and
regulations of the Commission promulgated
thereunder and do not or did not at the time of
their distribution to the public include any
untrue statement of a material fact or omit to
state any material fact required to be stated
therein or necessary to make the statements
therein, in light of the circumstances under
which they were made, not materially
misleading;
            (d)	Pioneer Series Trust III's
registration statement on Form N-1A with
respect to Pioneer Fundamental Value Fund that
will be in effect on the Closing Date, and the
prospectus and statement of additional
information of Pioneer Fundamental Value
Fund included therein, will conform in all
material respects with the applicable
requirements of the Securities Act and the
Investment Company Act and the rules and
regulations of the Commission thereunder, and
did not as of the effective date thereof and will
not as of the Closing Date contain any untrue
statement of a material fact or omit to state any
material fact required to be stated therein or
necessary to make the statements therein, in
light of the circumstances in which they were
made, not misleading;
            (e)	Pioneer Series Trust III is
not in violation of, and the execution and
delivery of this Agreement and performance of
its obligations under this Agreement on behalf
of Pioneer Fundamental Value Fund will not
result in a material violation of, any provisions
of the Declaration or By-Laws of Pioneer Series
Trust III or any material agreement, indenture,
instrument, contract, lease or other undertaking
with respect to Pioneer Fundamental Value
Fund to which Pioneer Series Trust III, on
behalf of Pioneer Fundamental Value Fund, is a
party or by which Pioneer Fundamental Value
Fund or any of its assets is bound;
            (f)	No litigation or
administrative proceeding or investigation of or
before any court or governmental body is
currently pending or to its knowledge threatened
against Pioneer Fundamental Value Fund or any
of Pioneer Fundamental Value Fund's
properties or assets that, if adversely
determined, would materially and adversely
affect its financial condition or the conduct of
Pioneer Fundamental Value Fund's business.
Neither Pioneer Series Trust III nor Pioneer
Fundamental Value Fund is a party to or subject
to the provisions of any order, decree or
judgment of any court or governmental body
which materially adversely affects Pioneer
Fundamental Value Fund's business or its
ability to consummate the transactions
contemplated herein;
            (g)	The Statement of Assets
and Liabilities of Pioneer Fundamental Value
Fund, and the related Statements of Operations
and Changes in Net Assets, as of and for the
fiscal year ended June 30, 2012 have been
audited by Ernst & Young LLP, independent
registered public accounting firm, and are in
accordance with GAAP consistently applied and
fairly reflect, in all material respects, the
financial condition of Pioneer Fundamental
Value Fund as of such date and the results of its
operations for the period then ended, and all
known liabilities, whether actual or contingent,
of Pioneer Fundamental Value Fund as of the
date thereof are disclosed therein;
            (h)	Since the most recent
fiscal year end, except as specifically disclosed
in Pioneer Fundamental Value Fund's
prospectus or its statement of additional
information as in effect on the date of this
Agreement, or its semi-annual report for the
period ended December 31, 2012, there has not
been any material adverse change in Pioneer
Fundamental Value Fund's financial condition,
assets, liabilities, business or prospects, or any
incurrence by Pioneer Fundamental Value Fund
of indebtedness, except for normal contractual
obligations incurred in the ordinary course of
business or in connection with the settlement of
purchases and sales of portfolio securities.  For
the purposes of this subparagraph (h) (but not
for any other purpose of this Agreement), a
decline in NAV per Fundamental Value Fund
Share arising out of its normal investment
operations or a decline in market values of
securities in Pioneer Fundamental Value Fund's
portfolio, a decline in net assets of Pioneer
Fundamental Value Fund as a result of
redemptions or the discharge of Pioneer
Fundamental Value Fund's liabilities shall not
constitute a material adverse change;
            (i)	Pioneer Fundamental
Value Fund is the sole series of Pioneer Series
Trust III.  For each taxable year of its existence,
Pioneer Series Trust III has had in effect an
election to be treated as a "regulated investment
company" under Subchapter M of the Code, has
satisfied all of the requirements of Subchapter
M of the Code for treatment as a regulated
investment company, and has been eligible to
compute its federal income tax under Section
852 of the Code.  Pioneer Series Trust III
expects to satisfy such requirements and be so
eligible for its taxable year that includes the
Closing Date;
            (j)	The authorized capital of
Pioneer Fundamental Value Fund consists of an
unlimited number of shares of beneficial
interest, no par value per share.  As of the
Closing Date, Pioneer Fundamental Value Fund
will be authorized to issue an unlimited number
of shares of beneficial interest, no par value per
share.  The Fundamental Value Fund Shares to
be issued and delivered to Pioneer Disciplined
Value Fund for the account of the Disciplined
Value Fund Shareholders pursuant to the terms
of this Agreement will have been duly
authorized on the Closing Date and, when so
issued and delivered, will be legally issued and
outstanding, fully paid and non-assessable.
Pioneer Fundamental Value Fund does not have
outstanding any options, warrants or other rights
to subscribe for or purchase any Fundamental
Value Fund Shares, nor is there outstanding any
security convertible into any Fundamental
Value Fund Shares;
            (k)	All issued and
outstanding Fundamental Value Fund Shares
are, and on the Closing Date will be, legally
issued, fully paid and non-assessable and have
been offered and sold in every state and the
District of Columbia in compliance in all
material respects with all applicable federal and
state securities laws;
            (l)	Pioneer Series Trust III
has the trust power and authority, on behalf of
Pioneer Fundamental Value Fund, to enter into
and perform its obligations under this
Agreement.  The execution, delivery and
performance of this Agreement have been duly
authorized by all necessary action on the part of
Pioneer Series Trust III's Board of Trustees,
and, assuming due authorization, execution and
delivery by Pioneer Series Trust III, on behalf of
Pioneer Fundamental Value Fund, this
Agreement will constitute a valid and binding
obligation of Pioneer Series Trust III, on behalf
of Pioneer Fundamental Value Fund,
enforceable in accordance with its terms, subject
as to enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws
relating to or affecting creditors' rights and to
general equity principles;
            (m)	The information to be
furnished in writing by Pioneer Series Trust III,
on behalf of Pioneer Fundamental Value Fund,
for use in applications for orders, registration
statements and other documents which may be
necessary in connection with the transactions
contemplated hereby shall be accurate and
complete in all material respects and shall
comply in all material respects with federal
securities and other laws and regulations
applicable thereto or the requirements of any
form for which its use is intended, and shall not
contain any untrue statement of a material fact
or omit to state a material fact necessary to
make the information provided not misleading;
            (n)	No consent, approval,
authorization or order of or filing with any court
or governmental authority is required for the
execution of this Agreement or the
consummation of the transactions contemplated
by this Agreement by Pioneer Series Trust III or
Pioneer Fundamental Value Fund, except such
as may be required under the Securities Act, the
Exchange Act, the Investment Company Act
and the rules and regulations of the Commission
thereunder, state securities laws and the Hart-
Scott-Rodino Act;
            (o)	Pioneer Fundamental
Value Fund currently complies in all material
respects with, the requirements of, and the rules
and regulations under, the Investment Company
Act, the Securities Act, the Exchange Act, state
"Blue Sky" laws and all other applicable federal
and state laws or regulations.  Pioneer
Fundamental Value Fund currently complies in
all material respects with all investment
objectives, policies, guidelines and restrictions
and any compliance procedures established by
Pioneer Series Trust III with respect to Pioneer
Fundamental Value Fund.  All advertising and
sales material currently used by Pioneer
Fundamental Value Fund complies in all
material respects with the applicable
requirements of the Securities Act, the
Investment Company Act, the rules and
regulations of the Commission, and, to the
extent applicable, the Conduct Rules of FINRA
and any applicable state regulatory authority.
All registration statements, prospectuses,
reports, proxy materials or other filings required
to be made or filed with the Commission,
FINRA or any state securities authorities used
by Pioneer Fundamental Value Fund during the
three (3) years prior to the date of this
Agreement have been duly filed and have been
approved or declared effective, if such approval
or declaration of effectiveness is required by
law.  Such registration statements, prospectuses,
reports, proxy materials and other filings under
the Securities Act, the Exchange Act and the
Investment Company Act (i) are or were in
compliance in all material respects with the
requirements of all applicable statutes and the
rules and regulations thereunder and (ii) do not
or did not contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances in which they were made, not
false or misleading;
            (p)	Neither Pioneer
Fundamental Value Fund nor, to the knowledge
of Pioneer Fundamental Value Fund, any
"affiliated person" of Pioneer Fundamental
Value Fund has been convicted of any felony or
misdemeanor, described in Section 9(a)(1) of
the Investment Company Act, nor, to the
knowledge of Pioneer Fundamental Value Fund,
has any affiliated person of Pioneer
Fundamental Value Fund been the subject, or
presently is the subject, of any proceeding or
investigation with respect to any disqualification
that would be a basis for denial, suspension or
revocation of registration as an investment
adviser under Section 203(e) of the Investment
Advisers Act or Rule 206(4)-4(b) thereunder or
of a broker-dealer under Section 15 of the
Exchange Act, or for disqualification as an
investment adviser, employee, officer or
director of an investment company under
Section 9 of the Investment Company Act; and
            (q)	The tax representation
certificate to be delivered by Pioneer Series
Trust III, on behalf of Pioneer Fundamental
Value Fund, to Bingham McCutchen LLP at the
Closing pursuant to Paragraph 6.3 (the
"Fundamental Value Fund Tax
Representation Certificate") will not on the
Closing Date contain any untrue statement of a
material fact or omit to state a material fact
necessary to make the statements therein not
misleading.
5.	COVENANTS OF THE FUNDS
      Pioneer Disciplined Value Fund and
Pioneer Fundamental Value Fund, respectively,
hereby further covenant as follows:
      5.1	Pioneer Disciplined Value Fund
covenants that the Fundamental Value Fund
Shares to be issued hereunder are not being
acquired by Pioneer Disciplined Value Fund for
the purpose of making any distribution thereof
other than in accordance with the terms of this
Agreement;
      5.2	Pioneer Disciplined Value Fund
will assist Pioneer Fundamental Value Fund in
obtaining such information as Pioneer
Fundamental Value Fund reasonably requires
concerning the beneficial ownership of the
Disciplined Value Fund Shares.
      5.3	Subject to the provisions of this
Agreement, each Fund will take, or cause to be
taken, all actions, and do or cause to be done, all
things reasonably necessary, proper or advisable
to consummate the transactions contemplated by
this Agreement;
      5.4	Pioneer Disciplined Value Fund
shall furnish to Pioneer Fundamental Value
Fund on the Closing Date a statement of assets
and liabilities of Pioneer Disciplined Value
Fund ("Statement of Assets and Liabilities") as
of the Closing Date setting forth the NAV (as
computed pursuant to Paragraph 2.1) of Pioneer
Disciplined Value Fund as of the Valuation
Time, which statement shall be prepared in
accordance with GAAP consistently applied and
certified by Pioneer Series Trust V's Treasurer
or Assistant Treasurer.  As promptly as
practicable, but in any case within 30 days after
the Closing Date, Pioneer Series Trust V, on
behalf of Pioneer Disciplined Value Fund, shall
furnish to Pioneer Fundamental Value Fund, in
such form as is reasonably satisfactory to
Pioneer Fundamental Value Fund, a statement
of the earnings and profits of Pioneer
Disciplined Value Fund for federal income tax
purposes, and of any capital loss carryovers and
other items that will be carried over to Pioneer
Fundamental Value Fund under the Code, and
which statement will be certified by the
Treasurer of Pioneer Series Trust V; and
      5.5	Neither Fund shall take any
action that is inconsistent with the
representations set forth herein or, with respect
to Pioneer Disciplined Value Fund or Pioneer
Series Trust V, in the Disciplined Value Fund
Tax Representation Certificate and, with respect
to Pioneer Fundamental Value Fund or Pioneer
Series Trust III, in the Fundamental Value Fund
Tax Representation Certificate.  Unless
otherwise required pursuant to a
"determination" within the meaning of Section
1313(a) of the Code, the parties hereto shall
treat and report the transactions contemplated
hereby as a reorganization within the meaning
of Section 368(a) of the Code and shall not take
any position inconsistent with such treatment.
6.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER
DISCIPLINED VALUE FUND
      The obligations of Pioneer Disciplined
Value Fund to complete the transactions
provided for herein shall be, at its election,
subject to the performance by Pioneer
Fundamental Value Fund of all the obligations
to be performed by it hereunder on or before the
Closing Date, and, in addition thereto, the
following further conditions, unless waived by
Pioneer Disciplined Value Fund in writing:
      6.1	All representations and
warranties by Pioneer Series Trust III, on behalf
of Pioneer Fundamental Value Fund, contained
in this Agreement shall be true and correct in all
material respects as of the date hereof and,
except as they may be affected by the
transactions contemplated by this Agreement, as
of the Closing Date with the same force and
effect as if made on and as of the Closing Date;
      6.2	Pioneer Series Trust III shall
have delivered to Pioneer Series Trust V on the
Closing Date a certificate of Pioneer Series
Trust III, on behalf of Pioneer Fundamental
Value Fund, executed in its name by its
President or Vice President and its Treasurer or
Assistant Treasurer, in form and substance
satisfactory to Pioneer Series Trust V and dated
as of the Closing Date, to the effect that the
representations and warranties of Pioneer Series
Trust III made in this Agreement on behalf of
Pioneer Fundamental Value Fund are true and
correct in all material respects at and as of the
Closing Date, except as they may be affected by
the transactions contemplated by this
Agreement, that each of the conditions to
Closing in this Article 6 has been met, and as to
such other matters as Pioneer Series Trust V
shall reasonably request;
      6.3	Pioneer Series Trust III, on its
own behalf and on behalf of Pioneer
Fundamental Value Fund, shall have delivered
to Bingham McCutchen LLP a Fundamental
Value Fund Tax Representation Certificate,
satisfactory to Bingham McCutchen LLP, in a
form mutually acceptable to Pioneer Series
Trust III and Pioneer Series Trust V, concerning
certain tax-related matters; and
      6.4	With respect to Pioneer
Fundamental Value Fund, the Board of Trustees
of Pioneer Series Trust III shall have determined
that the Reorganization is in the best interests of
Pioneer Fundamental Value Fund and, based
upon such determination, shall have approved
this Agreement and the transactions
contemplated hereby.
7.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER
FUNDAMENTAL VALUE FUND
      The obligations of Pioneer Fundamental
Value Fund to complete the transactions
provided for herein shall be, at its election,
subject to the performance by Pioneer
Disciplined Value Fund of all the obligations to
be performed by it hereunder on or before the
Closing Date and, in addition thereto, the
following further conditions, unless waived by
Pioneer Fundamental Value Fund in writing:
      7.1	All representations and
warranties of Pioneer Series Trust V, on behalf
of Pioneer Disciplined Value Fund, contained in
this Agreement shall be true and correct in all
material respects as of the date hereof and,
except as they may be affected by the
transactions contemplated by this Agreement, as
of the Closing Date with the same force and
effect as if made on and as of the Closing Date;
      7.2	Pioneer Series Trust V shall have
delivered to Pioneer Fundamental Value Fund
the Statement of Assets and Liabilities of
Pioneer Disciplined Value Fund pursuant to
Paragraph 5.4, together with a list of its
portfolio securities showing the federal income
tax bases and holding periods of such securities,
as of the Closing Date, certified by Pioneer
Series Trust V's Treasurer or Assistant
Treasurer;
      7.3	Pioneer Series Trust V shall have
delivered to Pioneer Series Trust III on the
Closing Date a certificate of Pioneer Series
Trust V, on behalf of Pioneer Disciplined Value
Fund, executed in its name by its President or
Vice President and a Treasurer or Assistant
Treasurer, in form and substance reasonably
satisfactory to Pioneer Series Trust III and dated
as of the Closing Date, to the effect that the
representations and warranties of Pioneer Series
Trust V made in this Agreement on behalf of
Pioneer Disciplined Value Fund are true and
correct in all material respects at and as of the
Closing Date, except as they may be affected by
the transactions contemplated by this
Agreement, that each of the conditions to
Closing in this Article 7 has been met, and as to
such other matters as Pioneer Series Trust III
shall reasonably request;
      7.4	Pioneer Series Trust V, on its
own behalf and on behalf of Pioneer Disciplined
Value Fund, shall have delivered to Bingham
McCutchen LLP a Disciplined Value Fund Tax
Representation Certificate, satisfactory to
Bingham McCutchen LLP, in a form mutually
acceptable to Pioneer Series Trust III and
Pioneer Series Trust V, concerning certain tax-
related matters; and
      7.5	With respect to Pioneer
Disciplined Value Fund, the Board of Trustees
of Pioneer Series Trust V shall have determined
that the Reorganization is in the best interests of
Pioneer Disciplined Value Fund and, based
upon such determination, shall have approved
this Agreement and the transactions
contemplated hereby.
8.	FURTHER CONDITIONS
PRECEDENT
      If any of the conditions set forth below
does not exist on or before the Closing Date
with respect to either party hereto, the other
party to this Agreement shall, at its option, not
be required to consummate the transactions
contemplated by this Agreement:
      8.1	On the Closing Date, no action,
suit or other proceeding shall be pending before
any court or governmental agency in which it is
sought to restrain or prohibit, or obtain damages
or other relief in connection with, this
Agreement or the transactions contemplated
herein;
      8.2	All consents of other parties and
all other consents, orders and permits of federal,
state and local regulatory authorities (including
those of the Commission and of state Blue Sky
and securities authorities) deemed necessary by
either party hereto to permit consummation, in
all material respects, of the transactions
contemplated hereby shall have been obtained,
except where failure to obtain any such consent,
order or permit would not involve a risk of a
material adverse effect on the assets or
properties of either party hereto, provided that
either party may waive any such conditions for
itself;
      8.3	The registration statement on
Form N-14 filed in connection with this
Agreement shall have become effective under
the Securities Act and no stop order suspending
the effectiveness of the registration statement
shall have been issued and, to the knowledge of
the parties hereto, no investigation or
proceeding for that purpose shall have been
instituted or be pending, threatened or
contemplated under the Securities Act;
      8.4	The parties shall have received
an opinion of Bingham McCutchen LLP,
satisfactory to Pioneer Series Trust V and
Pioneer Series Trust III and subject to
customary assumptions and qualifications,
substantially to the effect that, based upon
certain facts, assumptions and representations,
and upon certifications contained in the
Fundamental Value Fund Tax Representation
Certificate and the Disciplined Value Fund Tax
Representation Certificate, for federal income
tax purposes (i) the Reorganization will
constitute a "reorganization" within the meaning
of Section 368(a) of the Code, and each of
Pioneer Disciplined Value Fund and Pioneer
Series Trust III will be a "party to a
reorganization" within the meaning of Section
368(b) of the Code; (ii) no gain or loss will be
recognized by Pioneer Disciplined Value Fund
on the transfer of the Disciplined Value Fund
Assets to Pioneer Series Trust III solely in
exchange for the Fundamental Value Fund
Shares and the assumption by Pioneer Series
Trust III of the Assumed Liabilities, or upon the
distribution of the Fundamental Value Fund
Shares to the shareholders of Pioneer
Disciplined Value Fund, except for (A) gain or
loss that may be recognized on the transfer of
"section 1256 contracts" as defined in Section
1256(b) of the Code, (B) gain that may be
recognized on the transfer of stock in a "passive
foreign investment company" as defined in
Section 1297(a) of the Code, or (C) any other
gain that may be required to be recognized as a
result of the closing of Pioneer Disciplined
Value Fund's taxable year or upon the transfer
of an asset regardless of whether such transfer
would otherwise be a non-recognition
transaction under the Code; (iii) the tax basis in
the hands of Pioneer Series Trust III of each
Disciplined Value Fund Asset will be the same
as the tax basis of such Disciplined Value Fund
Asset in the hands of Pioneer Disciplined Value
Fund immediately prior to the transfer thereof,
increased by the amount of gain (or decreased
by the amount of loss), if any, recognized by
Pioneer Disciplined Value Fund on the transfer;
(iv) the holding period of each Disciplined
Value Fund Asset in the hands of Pioneer Series
Trust III, other than assets with respect to which
gain or loss is required to be recognized, will
include in each instance the period during which
such Disciplined Value Fund Asset was held by
Pioneer Disciplined Value Fund; (v) no gain or
loss will be recognized by Pioneer Series Trust
III upon its receipt of the Disciplined Value
Fund Assets solely in exchange for Fundamental
Value Fund Shares and the assumption of the
Assumed Liabilities; (vi) no gain or loss will be
recognized by the Disciplined Value Fund
Shareholders upon the exchange of all of their
Disciplined Value Fund Shares for Fundamental
Value Fund Shares as part of the
Reorganization; (vii) the aggregate tax basis of
the Fundamental Value Fund Shares that each
Disciplined Value Fund Shareholder receives in
the Reorganization will be the same as the
aggregate tax basis of the Disciplined Value
Fund Shares exchanged therefor; (viii) each
Disciplined Value Fund Shareholder's holding
period for the Fundamental Value Fund Shares
received in the Reorganization will include the
period for which such shareholder held the
Disciplined Value Fund Shares exchanged
therefor, provided that the Disciplined Value
Fund Shareholder held such Disciplined Value
Fund Shares as capital assets on the date of
exchange.  Notwithstanding anything in this
Agreement to the contrary, neither Pioneer
Disciplined Value Fund nor Pioneer Series Trust
III may waive the condition set forth in this
paragraph 8.4.
      8.5	Pioneer Series Trust V, on behalf
of Pioneer Disciplined Value Fund, shall have
distributed to the Disciplined Value Fund
Shareholders, in a distribution or distributions
qualifying for the deduction for dividends paid
under Section 561 of the Code, all of Pioneer
Disciplined Value Fund's investment company
taxable income (as defined in Section 852(b)(2)
of the Code determined without regard to
Section 852(b)(2)(D) of the Code) for its taxable
year ending on the Closing Date, all of the
excess of (i) its interest income excludable from
gross income under Section 103(a) of the Code
over (ii) its deductions disallowed under
Sections 265 and 171(a)(2) of the Code for its
taxable year ending on the Closing Date, and all
of its net capital gain (as such term is used in
Sections 852(b)(3)(A) and (C) of the Code),
after reduction by any available capital loss
carryforward, for its taxable year ending on the
Closing Date.
9.	BROKERAGE FEES AND
EXPENSES
      9.1	Each party hereto represents and
warrants to the other party hereto that there are
no brokers or finders entitled to receive any
payments in connection with the transactions
provided for herein.
      9.2	The parties have been informed
by Pioneer that it will pay 75% of the expenses
incurred in connection with the Reorganization
(including, but not limited to, the preparation of
the registration statement on Form N-14).
Pioneer Fundamental Value Fund agrees to pay
25% of the expenses incurred in connection
with the Reorganization (including, but not
limited to, the preparation of the registration
statement on Form N-14).  Notwithstanding any
of the foregoing, expenses will in any event be
paid by the party directly incurring such
expenses if and to the extent that the payment
by another person of such expenses would result
in the disqualification of such party as a
"regulated investment company" within the
meaning of Section 851 of the Code or would
prevent the Reorganization from qualifying as a
tax-free reorganization.
10.	ENTIRE AGREEMENT; SURVIVAL
OF WARRANTIES
      10.1	Pioneer Series Trust III and
Pioneer Series Trust V each agrees that neither
party has made any representation, warranty or
covenant not set forth herein or referred to in
Paragraphs 4.1 or 4.2 hereof and that this
Agreement constitutes the entire agreement
between the parties.
      10.2	The covenants to be performed
after the Closing by both Pioneer Series Trust
III and Pioneer Series Trust V shall survive the
Closing.  The representations and warranties
and all other covenants contained in this
Agreement or in any document delivered
pursuant hereto or in connection herewith shall
not survive the consummation of the
transactions contemplated hereunder.
11.	TERMINATION
      11.1	This Agreement may be
terminated by the mutual agreement of Pioneer
Series Trust III and Pioneer Series Trust V.  In
addition, either party may at its option terminate
this Agreement at or prior to the Closing Date:
            (a)	by resolution of Pioneer
Series Trust III's Board of Trustees if
circumstances should develop that, in the good
faith opinion of such Board, make proceeding
with the Agreement not in the best interests of
Pioneer Fundamental Value Fund's
shareholders; or
            (b)	by resolution of Pioneer
Series Trust V's Board of Trustees if
circumstances should develop that, in the good
faith opinion of such Board, make proceeding
with the Agreement not in the best interests of
Pioneer Disciplined Value Fund's shareholders.
      11.2	In the event of any such
termination, there shall be no liability for
damages on the part of Pioneer Series Trust III,
Pioneer Fundamental Value Fund, Pioneer
Series Trust V or Pioneer Disciplined Value
Fund, or the trustees or officers of Pioneer
Series Trust V or Pioneer Series Trust III, but,
subject to Paragraph 9.2, each party shall bear
the expenses incurred by it incidental to the
preparation and carrying out of this Agreement.
12.	AMENDMENTS
      This Agreement may be amended,
modified or supplemented in such manner as
may be mutually agreed upon in writing by the
authorized officers of Pioneer Series Trust V
and Pioneer Series Trust III; provided that
nothing contained in this Section 12 shall be
construed to prohibit the parties from amending
this Agreement to change the Closing Date.
13.	NOTICES
      Any notice, report, statement or demand
required or permitted by any provision of this
Agreement shall be in writing and shall be given
by prepaid telegraph, telecopy or certified mail
addressed to Pioneer Series Trust V and Pioneer
Series Trust III at 60 State Street, Boston,
Massachusetts 02109.
14.	HEADINGS; COUNTERPARTS;
GOVERNING LAW; ASSIGNMENT
      14.1	The article and paragraph
headings contained in this Agreement are for
reference purposes only and shall not affect in
any way the meaning or interpretation of this
Agreement.
      14.2	This Agreement may be executed
in any number of counterparts, each of which
shall be deemed an original.
      14.3	This Agreement shall be
governed by and construed in accordance with
the internal laws of the State of Delaware,
without giving effect to conflict of laws
principles (other than Delaware Code Title 6 SS
2708); provided that, in the case of any conflict
between those laws and the federal securities
laws, the latter shall govern.
      14.4	This Agreement shall bind and
inure to the benefit of the parties hereto and
their respective successors and assigns, but no
assignment or transfer hereof or of any rights or
obligations hereunder shall be made by either
party without the prior written consent of the
other party hereto.  Nothing herein expressed or
implied is intended or shall be construed to
confer upon or give any person, firm or
corporation, or other entity, other than the
parties hereto and their respective successors
and assigns, any rights or remedies under or by
reason of this Agreement.
*  *  *  *  *

      IN WITNESS WHEREOF, each of the
parties hereto has caused this Agreement to be executed as of the date first set forth above by its President or Vice President and attested by its Secretary or Assistant Secretary.
Attest:
PIONEER SERIES
TRUST V,
on behalf of its series,
PIONEER
DISCIPLINED VALUE
FUND

By:
_________________
_______________
Name: Christopher J.
Kelley
Title: Secretary

By:
___________________
__________________
Name: John F. Cogan,
Jr.
Title:  President

Attest:
PIONEER SERIES
TRUST III,
on behalf of its series,
PIONEER
FUNDAMENTAL
VALUE FUND

By:
_________________
_______________
Name: Christopher J.
Kelley
Title: Secretary

By:
___________________
__________________
Name: John F. Cogan,
Jr.
Title:  President

Attest:
Solely for purposes of
paragraph 9.2 of the
Agreement:
Pioneer Investment
Management, Inc.

By:
_________________
_______________
Name: Christopher J.
Kelley
Title: Vice President

By:_________________
_________________
Name:
Title:


SCHEDULE 4.1
None

SCHEDULE 4.2
None



39
A/75365627.5

A/75365627.5